Exhibit 99.1

LENDINGTREE REPORTS SECOND QUARTER 2022 RESULTS

Second quarter results in-line with revised guidance range -

Macroeconomic headwinds continue to impact Home and Insurance, Consumer remains resilient

•	Consolidated revenue of $261.9 million

•	GAAP net loss from continuing operations of $8.0 million or $(0.63) per diluted share

•	Variable marketing margin of $90.8 million

•	Adjusted EBITDA of $28.6 million

•	Adjusted net income per share of $0.58

CHARLOTTE, NC - July 28, 2022 - LendingTree, Inc. (NASDAQ: TREE), operator of LendingTree.com, the nation's leading online financial services marketplace, today announced results for the quarter ended June 30, 2022.

The company has posted a letter to shareholders on the company's website at investors.lendingtree.com.

"We made significant progress on our main strategic initiatives and are committed to improving the experience for LendingTree customers," said Doug Lebda, Chairman and CEO. "This month we launched an omnichannel celebrity-led marketing campaign. We are returning to TV advertising after a three year absence when many of our competitors are pulling back, taking advantage of decreased rates to gain maximum exposure and draw attention to the early results of our strategic work. We have endured multiple business cycles and economic recessions since the company was founded over 25 years ago, and each time we emerged as a stronger and more profitable business. We are investing into this period of historically elevated inflation and higher interest rates with an eye towards the other side of this cycle, using our strong balance sheet to position ourselves as the premiere destination for consumers looking for help with all of their financial decisions."

Trent Ziegler, CFO, added, "Our second quarter results were squarely in-line with the revised ranges provided in late June, and Adjusted EBITDA was relatively flat to the first quarter’s results despite continued worsening of the macroeconomic climate. We expect the environment to remain challenging in Home and Insurance through the remainder of the year and acknowledge the prospects for our Consumer segment are increasingly uncertain. These concerns are appropriately reflected in our revised outlook for the remainder of year. Despite these concerns, we remain focused on delivering structural improvements to our business, renewing our commitment to consumers and enhancing the value we add for our partners."

Second Quarter 2022 Business Highlights

•	Home segment revenue of $73.9 million decreased 30% over second quarter 2021 and produced segment profit of $26.7 million, down 32% over the same period.

◦	Within Home, mortgage products revenue of $44.4 million declined 49% over prior year.

•	Consumer segment revenue of $106.1 million grew 40% over second quarter 2021 as trends continue to improve.

◦	Within Consumer, credit card revenue of $27.3 million was up 22% over prior year.

◦	Personal loans revenue of $42.3 million grew 68% over prior year.

◦	Revenue from our small business offering grew 81% over prior year.

•	Insurance segment revenue of $81.8 million decreased 8% over second quarter 2021 and translated into segment profit of $22.6 million, down 32% over the same period.

•	Through June 30, 2022, 23.1 million consumers have signed up for MyLendingTree.

LendingTree Summary Financial Metrics
(In millions, except per share amounts)

	Three Months Ended June 30,		Y/Y	Three Months Ended March 31,	Q/Q
	2022	2021	% Change	2022	% Change

Total revenue	$ 261.9	$ 270.0	(3) %	$ 283.2	(8) %

(Loss) income before income taxes	$ (10.4)	$ 0.7	(1586) %	$ (10.4)	— %
Income tax benefit (expense)	$ 2.4	$ 9.1	(74) %	$ (0.4)	(700) %
Net (loss) income from continuing operations	$ (8.0)	$ 9.8	(182) %	$ (10.8)	26%
Net (loss) income from continuing operations % of revenue	(3) %	4%		(4) %

(Loss) income per share from continuing operations
Basic	$ (0.63)	$ 0.74	(185) %	$ (0.84)	25%
Diluted	$ (0.63)	$ 0.71	(189) %	$ (0.84)	25%

Variable marketing margin
Total revenue	$ 261.9	$ 270.0	(3) %	$ 283.2	(8) %
Variable marketing expense (1) (2)	$ (171.1)	$ (171.6)	— %	$ (189.1)	(10) %
Variable marketing margin (2)	$ 90.8	$ 98.4	(8) %	$ 94.1	(4) %
Variable marketing margin % of revenue (2)	35%	36%		33%

Adjusted EBITDA (2)	$ 28.6	$ 38.2	(25) %	$ 29.4	(3) %
Adjusted EBITDA % of revenue (2)	11%	14%		10%

Adjusted net income (2)	$ 7.6	$ 10.4	(27) %	$ 6.1	25%

Adjusted net income per share (2)	$ 0.58	$ 0.76	(24) %	$ 0.46	26%

(1)	Represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses. Excludes overhead, fixed costs and personnel-related expenses.
(2)	Variable marketing expense, variable marketing margin, variable marketing margin % of revenue, adjusted EBITDA, adjusted EBITDA % of revenue, adjusted net income and adjusted net income per share are non-GAAP measures. Please see "LendingTree's Reconciliation of Non-GAAP Measures to GAAP" and "LendingTree's Principles of Financial Reporting" below for more information.

LendingTree Segment Results
(In millions)

	Three Months Ended June 30,		Y/Y	Three Months Ended March 31,	Q/Q
	2022	2021	% Change	2022	% Change
Home (1)
Revenue	$ 73.9	$ 104.9	(30) %	$ 101.9	(27) %
Segment profit	$ 26.7	$ 39.0	(32) %	$ 35.9	(26) %
Segment profit % of revenue	36%	37%		35%

Consumer (2)
Revenue	$ 106.1	$ 75.7	40%	$ 101.1	5%
Segment profit	$ 44.6	$ 33.4	34%	$ 42.5	5%
Segment profit % of revenue	42%	44%		42%

Insurance (3)
Revenue	$ 81.8	$ 89.3	(8) %	$ 80.0	2%
Segment profit	$ 22.6	$ 33.2	(32) %	$ 21.1	7%
Segment profit % of revenue	28%	37%		26%

Other (4)
Revenue	$ 0.1	$ 0.2	(50) %	$ 0.1	— %
(Loss) profit	$ (0.1)	$ —	— %	$ (0.1)	— %

Total revenue	$ 261.9	$ 270.0	(3) %	$ 283.2	(8) %

Total segment profit	$ 93.8	$ 105.6	(11) %	$ 99.5	(6) %
Brand marketing expense (5)	$ (3.0)	$ (7.2)	(58) %	$ (5.4)	(44) %
Variable marketing margin	$ 90.8	$ 98.4	(8) %	$ 94.1	(4) %
Variable marketing margin % of revenue	35%	36%		33%

(1)	The Home segment includes the following products: purchase mortgage, refinance mortgage, home equity loans, reverse mortgage loans, and real estate.
(2)	The Consumer segment includes the following products: credit cards, personal loans, small business loans, student loans, auto loans, deposit accounts, and other credit products such as credit repair and debt settlement.
(3)	The Insurance segment consists of insurance quote products and sales of insurance policies.
(4)	The Other category primarily includes marketing revenue and related expenses not allocated to a specific segment.
(5)	Brand marketing expense represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses that are not assignable to the segments' products. This measure excludes overhead, fixed costs and personnel-related expenses.

Financial Outlook*

Today we're issuing an outlook for the third-quarter 2022 and updating our previous guidance for full-year 2022.

Third-quarter 2022:

▪	Revenue: $235 - $245 million

▪	Variable Marketing Margin: $64 - $74 million

▪	Adjusted EBITDA: $2 - $8 million

We expect both the Home and Insurance segments to soften modestly vs. 2Q while Consumer continues to grow, albeit at a slower pace YoY as we remain cognizant of partner demand in a slowing economic environment.

We have chosen to re-invest in our brand in 3Q as we have underinvested for the last few years due to the implications of COVID on our end markets. Our brand has proven to be a differentiator over time. We are using this opportunity to call attention to our significantly improved brand experience and customer journey that are being implemented, at a time when we can capture increased efficiency from our spend due to the lower overall demand for broadcast advertising.

The combination of production expense, television and OTT media, and ancillary launch expenses will weigh heavily on 3Q results. However, a significant portion of this spend is one time in nature. Excluding the cost of our brand investment, the combined segment profit from our three operating segments is expected to be roughly flat relative to 2Q, despite continued challenges across the Home and Insurance end markets.

Full-year 2022:

▪	Revenue is anticipated to be in the range of $985 - $1,015 million, representing a decline of 8% - 10% over full-year 2021 results.

▪	Variable Marketing Margin is expected to be in the range of $325 - $345 million, representing a margin range of 32% - 35% on projected revenue.

▪	Adjusted EBITDA is now anticipated to be in the range of $75 - $85 million, down 37% - 44% YoY.

In what is becoming a very difficult and uncertain environment, we remain focused on maintaining the balance between near-term profitability and positioning the company for long-term success. Fortunately, given the strength of our balance sheet and the flexibility & diversification of our model, we can afford to do so.

We are conscious of the macroeconomic risks and uncertainty ahead and we feel our annual guidance is reflective of those challenges. However, we believe the implied AEBITDA range for 4Q of $15M - $20M represents trough-level earnings capacity for our business in the absence of discretionary investments.

We have made significant progress in managing our non-marketing operating expenses over the last year, and that discipline will continue. Our efforts to more efficiently staff our business have led to a nearly 15% reduction in headcount from the peak in the middle of 2021. These savings were achieved through a combination of workforce reductions, reduced hiring and backfilling only high priority positions due to employee attrition.

*LendingTree is not able to provide a reconciliation of projected variable marketing margin or adjusted EBITDA to the most directly comparable expected GAAP results due to the unknown effect, timing and potential significance of the effects of legal matters and tax considerations. Expenses associated with legal matters and tax considerations have in the past, and may in the future, significantly affect GAAP results in a particular period.

Quarterly Conference Call

A conference call to discuss LendingTree's second quarter 2022 financial results will be webcast live today, July 28, 2022 at 9:00 AM Eastern Time (ET). The live audiocast is open to the public and will be available on LendingTree's investor relations website at investors.lendingtree.com. Following completion of the call, a recorded replay of the webcast will be available on the website.

LENDINGTREE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands, except per share amounts)
Revenue	$ 261,923	$ 270,014	$ 545,101	$ 542,764
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below) (1)	14,574	13,934	30,135	27,829
Selling and marketing expense (1)	184,537	185,206	388,694	382,668
General and administrative expense (1)	40,289	39,811	76,262	74,800
Product development (1)	14,318	13,290	28,370	25,758
Depreciation	4,896	4,443	9,750	8,161
Amortization of intangibles	7,075	11,310	14,992	22,622
Change in fair value of contingent consideration	—	(8,850)	—	(8,053)
Restructuring and severance (1)	135	—	3,760	—
Litigation settlements and contingencies	(7)	322	(34)	338
Total costs and expenses	265,817	259,466	551,929	534,123
Operating (loss) income	(3,894)	10,548	(6,828)	8,641
Other (expense) income, net:
Interest expense, net	(6,765)	(9,840)	(14,270)	(20,055)
Other income	284	—	283	40,072
(Loss) income before income taxes	(10,375)	708	(20,815)	28,658
Income tax benefit	2,337	9,092	1,954	454
Net (loss) income from continuing operations	(8,038)	9,800	(18,861)	29,112
Loss from discontinued operations, net of tax	—	(3,199)	(3)	(3,462)
Net (loss) income and comprehensive (loss) income	$ (8,038)	$ 6,601	$ (18,864)	$ 25,650

Weighted average shares outstanding:
Basic	12,723	13,243	12,812	13,157
Diluted	12,723	13,719	12,812	13,913
(Loss) income per share from continuing operations:
Basic	$ (0.63)	$ 0.74	$ (1.47)	$ 2.21
Diluted	$ (0.63)	$ 0.71	$ (1.47)	$ 2.09
Loss per share from discontinued operations:
Basic	$ —	$ (0.24)	$ —	$ (0.26)
Diluted	$ —	$ (0.23)	$ —	$ (0.25)
Net (loss) income per share:
Basic	$ (0.63)	$ 0.50	$ (1.47)	$ 1.95
Diluted	$ (0.63)	$ 0.48	$ (1.47)	$ 1.84

(1) Amounts include non-cash compensation, as follows:
Cost of revenue	$ 442	$ 463	$ 835	$ 860
Selling and marketing expense	2,285	1,976	4,324	3,778
General and administrative expense	11,873	13,254	21,473	25,425
Product development	2,735	2,601	4,700	4,667
Restructuring and severance	—	—	1,083	—

LENDINGTREE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2022	December 31, 2021
	(in thousands, except par value and share amounts)
ASSETS:
Cash and cash equivalents	$ 279,108	$ 251,231
Restricted cash and cash equivalents	125	111
Accounts receivable, net	115,441	97,658
Prepaid and other current assets	27,419	25,379
Total current assets	422,093	374,379
Property and equipment	68,315	72,477
Operating lease right-of-use assets	71,336	77,346
Goodwill	420,139	420,139
Intangible assets, net	70,772	85,763
Deferred income tax assets	130,174	87,581
Equity investment	174,580	158,140
Other non-current assets	6,693	6,942
Non-current assets of discontinued operations	—	16,589
Total assets	$ 1,364,102	$ 1,299,356

LIABILITIES:
Current portion of long-term debt	$ 2,491	$ 166,008
Accounts payable, trade	7,850	1,692
Accrued expenses and other current liabilities	94,925	106,731
Current liabilities of discontinued operations	—	1
Total current liabilities	105,266	274,432
Long-term debt	813,252	478,151
Operating lease liabilities	92,557	96,165
Deferred income tax liabilities	2,265	2,265
Other non-current liabilities	276	351
Total liabilities	1,013,616	851,364
Commitments and contingencies
SHAREHOLDERS' EQUITY:
Preferred stock $.01 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock $.01 par value; 50,000,000 shares authorized; 16,140,889 and 16,070,720 shares issued, respectively, and 12,785,423 and 13,095,149 shares outstanding, respectively	161	161
Additional paid-in capital	1,162,714	1,242,794
Accumulated deficit	(546,211)	(571,794)
Treasury stock; 3,355,466 shares and 2,975,571, shares respectively	(266,178)	(223,169)
Total shareholders' equity	350,486	447,992
Total liabilities and shareholders' equity	$ 1,364,102	$ 1,299,356

LENDINGTREE, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF CASH FLOWS

 (Unaudited)

	Six Months Ended June 30,
	2022	2021
	(in thousands)
Cash flows from operating activities attributable to continuing operations:
Net (loss) income and comprehensive (loss) income	$ (18,864)	$ 25,650
Less: Loss from discontinued operations, net of tax	3	3,462
Net (loss) income from continuing operations	(18,861)	29,112
Adjustments to reconcile net (loss) income from continuing operations to net cash provided by operating activities attributable to continuing operations:
Loss on impairments and disposal of assets	3,427	1,400
Amortization of intangibles	14,992	22,622
Depreciation	9,750	8,161
Non-cash compensation expense	32,415	34,730
Deferred income taxes	(2,026)	(455)
Change in fair value of contingent consideration	—	(8,053)
Gain on investments	—	(40,072)
Bad debt expense	2,029	1,145
Amortization of debt issuance costs	4,454	2,547
Amortization of debt discount	1,475	14,670
Reduction in carrying amount of ROU asset, offset by change in operating lease liabilities	(333)	11,079
Changes in current assets and liabilities:
Accounts receivable	(19,812)	(35,381)
Prepaid and other current assets	(5,593)	(680)
Accounts payable, accrued expenses and other current liabilities	(5,223)	3,845
Income taxes receivable	(293)	10,322
Other, net	(302)	(412)
Net cash provided by operating activities attributable to continuing operations	16,099	54,580
Cash flows from investing activities attributable to continuing operations:
Capital expenditures	(6,346)	(23,585)
Equity investment	(16,440)	(1,180)
Net cash used in investing activities attributable to continuing operations	(22,786)	(24,765)
Cash flows from financing activities attributable to continuing operations:
Proceeds from term loan	250,000	—
Repayment of 0.625% Convertible Senior Notes	(169,659)	—
Payments related to net-share settlement of stock-based compensation, net of proceeds from exercise of stock options	(2,745)	(4,771)
Purchase of treasury stock	(43,009)	—
Payment of debt issuance costs	(3)	(168)
Other financing activities	—	(31)
Net cash provided by (used in) financing activities attributable to continuing operations	34,584	(4,970)
Total cash provided by continuing operations	27,897	24,845
Discontinued operations:
Net cash (used in) provided by operating activities attributable to discontinued operations	(6)	8,353
Total cash (used in) provided by discontinued operations	(6)	8,353
Net increase in cash, cash equivalents, restricted cash and restricted cash equivalents	27,891	33,198
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	251,342	170,049
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$ 279,233	$ 203,247

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Variable Marketing Expense

Below is a reconciliation of selling and marketing expense to variable marketing expense. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of this non-GAAP measure.

Three Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021
(in thousands)
Selling and marketing expense	$ 184,537	$ 204,157	$ 185,206
Non-variable selling and marketing expense (1)	(13,385)	(15,081)	(13,610)
Variable marketing expense	$ 171,152	$ 189,076	$ 171,596

(1)	Represents the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Variable Marketing Margin

Below is a reconciliation of net (loss) income from continuing operations to variable marketing margin and net (loss) income from continuing operations % of revenue to variable marketing margin % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021
	(in thousands, except percentages)
Net (loss) income from continuing operations	$ (8,038)	$ (10,823)	$ 9,800
Net (loss) income from continuing operations % of revenue	(3) %	(4) %	4%

Adjustments to reconcile to variable marketing margin:
Cost of revenue	14,574	15,561	13,934
Non-variable selling and marketing expense (1)	13,385	15,081	13,610
General and administrative expense	40,289	35,973	39,811
Product development	14,318	14,052	13,290
Depreciation	4,896	4,854	4,443
Amortization of intangibles	7,075	7,917	11,310
Change in fair value of contingent consideration	—	—	(8,850)
Restructuring and severance	135	3,625	—
Litigation settlements and contingencies	(7)	(27)	322
Interest expense, net	6,765	7,505	9,840
Other (income) expense	(284)	1	—
Income tax (benefit) expense	(2,337)	383	(9,092)
Variable marketing margin	$ 90,771	$ 94,102	$ 98,418
Variable marketing margin % of revenue	35%	33%	36%

(1)	Represents the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Adjusted EBITDA

Below is a reconciliation of net (loss) income from continuing operations to adjusted EBITDA and net (loss) income from continuing operations % of revenue to adjusted EBITDA % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021
	(in thousands, except percentages)
Net (loss) income from continuing operations	$ (8,038)	$ (10,823)	$ 9,800
Net (loss) income from continuing operations % of revenue	(3) %	(4) %	4%
Adjustments to reconcile to adjusted EBITDA:
Amortization of intangibles	7,075	7,917	11,310
Depreciation	4,896	4,854	4,443
Restructuring and severance	135	3,625	—
Loss on impairments and disposal of assets	2,996	431	1,052
Non-cash compensation	17,335	13,997	18,294
Franchise tax caused by equity investment gain	—	1,500	—
Change in fair value of contingent consideration	—	—	(8,850)
Acquisition expense	58	9	1,110
Litigation settlements and contingencies	(7)	(27)	322
Interest expense, net	6,765	7,505	9,840
Dividend income	(282)	—	—
Income tax (benefit) expense	(2,337)	383	(9,092)
Adjusted EBITDA	$ 28,596	$ 29,371	$ 38,229
Adjusted EBITDA % of revenue	11%	10%	14%

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Adjusted Net Income

Below is a reconciliation of net (loss) income from continuing operations to adjusted net income and net (loss) income per diluted share from continuing operations to adjusted net income per share. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021
	(in thousands, except per share amounts)
Net (loss) income from continuing operations	$ (8,038)	$ (10,823)	$ 9,800
Adjustments to reconcile to adjusted net income:
Restructuring and severance	135	3,625	—
Loss on impairments and disposal of assets	2,996	431	1,052
Non-cash compensation	17,335	13,997	18,294
Franchise tax caused by equity investment gain	—	1,500	—
Change in fair value of contingent consideration	—	—	(8,850)
Acquisition expense	58	9	1,110
Litigation settlements and contingencies	(7)	(27)	322
Income tax benefit from adjusted items	(5,364)	(5,106)	(3,024)
Excess tax expense (benefit) from stock-based compensation	438	2,468	(8,261)
Adjusted net income	$ 7,553	$ 6,074	$ 10,443

Net (loss) income per diluted share from continuing operations	$ (0.63)	$ (0.84)	$ 0.71
Adjustments to reconcile net (loss) income from continuing operations to adjusted net income	1.22	1.31	0.05
Adjustments to reconcile effect of dilutive securities	(0.01)	(0.01)	—
Adjusted net income per share	$ 0.58	$ 0.46	$ 0.76

Adjusted weighted average diluted shares outstanding	12,936	13,167	13,719
Effect of dilutive securities	213	266	—
Weighted average diluted shares outstanding	12,723	12,901	13,719
Effect of dilutive securities	—	—	476
Weighted average basic shares outstanding	12,723	12,901	13,243

LENDINGTREE’S PRINCIPLES OF FINANCIAL REPORTING

LendingTree reports the following non-GAAP measures as supplemental to GAAP:

•	Variable marketing margin, including variable marketing expense

•	Variable marketing margin % of revenue

•	Earnings Before Interest, Taxes, Depreciation and Amortization, as adjusted for certain items discussed below ("Adjusted EBITDA")

•	Adjusted EBITDA % of revenue

•	Adjusted net income

•	Adjusted net income per share

Variable marketing margin is a measure of the efficiency of the Company’s operating model, measuring revenue after subtracting variable marketing and advertising costs that directly influence revenue. The Company’s operating model is highly sensitive to the amount and efficiency of variable marketing expenditures, and the Company’s proprietary systems are able to make rapidly changing decisions concerning the deployment of variable marketing expenditures (primarily but not exclusively online and mobile advertising placement) based on proprietary and sophisticated analytics. Variable marketing margin and variable marketing margin % of revenue are primary metrics by which the Company measures the effectiveness of its marketing efforts.

Adjusted EBITDA and adjusted EBITDA % of revenue are primary metrics by which LendingTree evaluates the operating performance of its businesses, on which its marketing expenditures and internal budgets are based and, in the case of adjusted EBITDA, by which management and many employees are compensated in most years.

Adjusted net income and adjusted net income per share supplement GAAP income from continuing operations and GAAP income per diluted share from continuing operations by enabling investors to make period to period comparisons of those components of the nearest comparable GAAP measures that management believes better reflect the underlying financial performance of the Company’s business operations during particular financial reporting periods. Adjusted net income and adjusted net income per share exclude certain amounts, such as non-cash compensation, non-cash asset impairment charges, gain/loss on disposal of assets, gain/loss on investments, restructuring and severance, litigation settlements and contingencies, acquisition and disposition income or expenses including with respect to changes in fair value of contingent consideration, gain/loss on extinguishment of debt, one-time items which are recognized and recorded under GAAP in particular periods but which might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded, the effects to income taxes of the aforementioned adjustments and any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09. LendingTree believes that adjusted net income and adjusted net income per share are useful financial indicators that provide a different view of the financial performance of the Company than adjusted EBITDA (the primary metric by which LendingTree evaluates the operating performance of its businesses) and the GAAP measures of net income from continuing operations and GAAP income per diluted share from continuing operations.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. LendingTree provides and encourages investors to examine the reconciling adjustments between the GAAP and non-GAAP measures set forth above.

Definition of LendingTree's Non-GAAP Measures

Variable marketing margin is defined as revenue less variable marketing expense. Variable marketing expense is defined as the expense attributable to variable costs paid for advertising, direct marketing and related expenses, and excluding overhead, fixed costs and personnel-related expenses. The majority of these variable advertising costs are expressly intended to drive traffic to our websites and these variable advertising costs are included in selling and marketing expense on the Company's consolidated statements of operations and consolidated income.

EBITDA is defined as net income from continuing operations excluding interest, income taxes, amortization of intangibles and depreciation.

Adjusted EBITDA is defined as EBITDA excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) gain/loss on investments, (5) restructuring and severance expenses, (6) litigation settlements and contingencies, (7) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), (8) dividend income, and (9) one-time items.

Adjusted net income is defined as net income (loss) from continuing operations excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) gain/loss on investments, (5) restructuring and severance expenses, (6) litigation settlements and contingencies, (7) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), (8) gain/loss on extinguishment of debt, (9) one-time items, (10) the effects to income taxes of the aforementioned adjustments, and (11) any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09.

Adjusted net income per share is defined as adjusted net income divided by the adjusted weighted average diluted shares outstanding. For periods which the Company reports GAAP loss from continuing operations, the effects of potentially dilutive securities are excluded from the calculation of net loss per diluted share from continuing operations because their inclusion would have been anti-dilutive. In periods where the Company reports GAAP loss from continuing operations but reports positive non-GAAP adjusted net income, the effects of potentially dilutive securities are included in the denominator for calculating adjusted net income per share if their inclusion would be dilutive.

LendingTree endeavors to compensate for the limitations of these non-GAAP measures by also providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

One-Time Items

Adjusted EBITDA and adjusted net income are adjusted for one-time items, if applicable. Items are considered one-time in nature if they are non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. For the periods presented in this report, there are no adjustments for one-time items, except for the $1.5 million franchise tax caused by the equity investment gain in Stash.

Non-Cash Expenses That Are Excluded From LendingTree's Adjusted EBITDA and Adjusted Net Income

Non-cash compensation expense consists principally of expense associated with the grants of restricted stock, restricted stock units and stock options. These expenses are not paid in cash and LendingTree includes the related shares in its calculations of fully diluted shares outstanding. Upon settlement of restricted stock units, exercise of certain stock options or vesting of restricted stock awards, the awards may be settled on a net basis, with LendingTree remitting the required tax withholding amounts from its current funds. Cash expenditures for employer payroll taxes on non-cash compensation are included within adjusted EBITDA and adjusted net income.

Amortization of intangibles are non-cash expenses relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, such as purchase agreements, technology and customer relationships, are valued and amortized over their estimated lives. Amortization of intangibles are only excluded from adjusted EBITDA.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations or anticipations of LendingTree and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: uncertainty regarding the duration and scope of the coronavirus referred to as COVID-19 pandemic; actions governments and businesses take in response to the pandemic, including actions that could affect levels of advertising activity; the impact of the pandemic and actions taken in response to the pandemic on national and regional economies and economic activity; the pace of recovery when the COVID-19 pandemic subsides; adverse conditions in the primary and secondary mortgage markets and in the economy, particularly interest rates; default rates on loans, particularly unsecured loans; demand by investors for unsecured personal loans; the effect of such demand on interest rates for personal loans and consumer demand for personal loans; seasonality of results; potential liabilities to secondary market purchasers; changes in the Company's relationships with network lenders, including dependence on certain key network lenders; breaches of network security or the misappropriation or misuse of personal consumer information; failure to provide competitive service; failure to maintain brand recognition; ability to attract and retain consumers in a cost-effective manner; the effects of potential acquisitions of other businesses, including the ability to integrate them successfully with LendingTree’s existing operations; accounting rules related to contingent consideration and excess tax benefits or expenses on stock-based compensation that could materially affect earnings in future periods; ability to develop new products and services and enhance existing ones; competition; allegations of failure to comply with existing or changing laws, rules or regulations, or to obtain and maintain required licenses; failure of network lenders or other affiliated parties to comply with regulatory requirements; failure to maintain the integrity of systems and infrastructure; liabilities as a result of privacy regulations; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; and changes in management. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2021, in our Quarterly Report on Form 10-Q for the period ended March 31, 2022, and in our other filings with the Securities and Exchange Commission. LendingTree undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

About LendingTree, Inc.

LendingTree (NASDAQ: TREE) is one of the nation's largest, most experienced online marketplaces, created to give power to consumers so more people can win financially. LendingTree strives to provide consumers with easy access to the best offers on home loans, personal loans, insurance, credit cards, student loans, business loans, home equity loans/lines of credit, auto loans and more, through its network of over 500 partners. Founded in 1996 and launched nationally in 1998, LendingTree has helped over 111 million consumers obtain financing, save money, and improve their financial and credit health with transparency, education, and support throughout their financial journey.

LendingTree, Inc. is headquartered in Charlotte, NC. For more information, please visit www.lendingtree.com..

Investor Relations Contact:

investors@lendingtree.com

Media Contact:

press@lendingtree.com